                                                                 EXHIBIT 4.2

                                                              Execution Copy

                         K-V PHARMACEUTICAL COMPANY

           2.5% CONTINGENT CONVERTIBLE SUBORDINATED NOTES DUE 2033

                        REGISTRATION RIGHTS AGREEMENT
                        -----------------------------


                                                                May 16, 2003


DEUTSCHE BANK SECURITIES INC.
BANC OF AMERICA SECURITIES LLC,
   As Representatives of the Several Purchasers,
         c/o Deutsche Bank Securities Inc.
         31 West 52nd Street, 4th Floor
         New York, New York 10019

Dear Sirs:

                  K-V Pharmaceutical Company, a Delaware corporation (the "Company"), proposes to issue and sell to the several parties named in
 -------
Schedule A to the Purchase Agreement (the "Initial Purchasers") for whom you
                                           ------------------
(the "Representatives") are acting as representatives, upon the terms set
      ---------------
forth in a purchase agreement dated May 13, 2003 (the "Purchase Agreement"),
                                                       ------------------
$175,000,000 aggregate principal amount (plus up to an additional $25,000,000 aggregate principal amount to cover over-allotments, if any) of its 2.5% Contingent Convertible Subordinated Notes Due 2033 (the "Securities"). The Securities will be convertible into shares of Class A
 ----------
common stock, par value $0.01 per share (the "Underlying Shares"), of the
                                              -----------------
Company.

                  In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Registration Rights Agreement dated May 16, 2003 (this "Agreement"), by and among the Company and the Initial Purchasers for
       ---------
the benefit of the Initial Purchasers and certain subsequent holders of the Securities or Underlying Shares as provided herein. The execution and delivery of this Agreement is a condition to the Initial Purchasers' obligations to purchase the Securities under the Purchase Agreement.

                  The parties hereby agree as follows:

1.       Definitions. As used in this Agreement, the following terms shall
         -----------
have the following meanings:

                  "Amendment Effective Deadline Date": See Section 2(d)(i).
                   ---------------------------------

                  "Amount of Registrable Securities": (a) With respect to
                   --------------------------------
Securities constituting Registrable Securities, the aggregate principal amount of all such Securities outstanding, (b) with respect to Underlying Shares constituting Registrable Securities, the aggregate number of such Underlying Shares outstanding multiplied by the Conversion Price (as defined in the Indenture) in effect at the time of computing the Amount of Registrable Securities or, if no such Securities are then outstanding, the last Conversion Price that was in effect under the Indenture when any such Securities were last outstanding, and (c) with respect to combinations thereof, the sum of (a) and (b) for the relevant Registrable Securities.

                  "Business Day": Any day that is not a Saturday, Sunday or
                   ------------
a day on which banking institutions in New York are authorized or required by law to be closed.

                  "Closing Date": May 16, 2003.
                   ------------

                  "Company": See the first introductory paragraph hereof.
                   -------

                  "Damages Payment Date": See Section 3(c) hereof.
                   --------------------

                  "Depositary": The Depository Trust Company or a successor
                   ----------
appointed by the Company.

                  "Effectiveness Date": The 180th day after the Closing
                   ------------------
Date.

                  "Effectiveness Period": See Section 2(a) hereof.
                   --------------------

                  "Exchange Act": The Securities Exchange Act of 1934, as
                   ------------
amended, and the rules and regulations of the SEC promulgated thereunder.

                  "Filing Date":  The 90th day after the Closing Date.
                   -----------

                  "Holder": Any holder of Registrable Securities.
                   ------

                  "Indemnified Holder": See Section 6 hereof.
                   ------------------

                  "Indemnified Person": See Section 6 hereof.
                   ------------------

                  "Indemnifying Person": See Section 6 hereof.
                   -------------------

                  "Indenture": The indenture relating to the Securities
                   ---------
dated as of May 16, 2003 between the Company and Deutsche Bank Trust Company Americas, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

                  "Initial Purchasers": See the first introductory paragraph
                   ------------------
hereto.

                  "Initial Shelf Registration": See Section 2(a) hereof.
                   --------------------------

                  "Inspectors": See Section 4(n) hereof.
                   ----------

                  "Liquidated Damages": See Section 3(a) hereof.
                   ------------------

                  "NASD": See Section 4(q) hereof.
                   ----

                  "Notice and Questionnaire": means a written notice
                   ------------------------
delivered to the Company containing substantially the information called for by the Form of Selling Securityholder Notice and Questionnaire attached as Appendix A to the Offering Memorandum.

                  "Offering Memorandum": means the Offering Memorandum of
                   -------------------
the Company dated May 13, 2003 relating to the Securities.

                  "Person": An individual, partnership, corporation, limited
                   ------
liability company, unincorporated association, trust or joint venture, or a governmental agency or political subdivision thereof.

                  "Prospectus": The prospectus included in any Registration
                   ----------
Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                  "QIU": See Section 4(q) hereof.
                   ---

                  "Records": See Section 4(n) hereof.
                   -------

                  "Registrable Securities": All Securities and all
                   ----------------------
Underlying Shares upon original issuance thereof and at all times subsequent thereto until the earliest to occur of (i) a Registration Statement covering such Securities and Underlying Shares having been declared effective by the SEC and such Securities and Underlying Shares having been disposed of in accordance with such effective Registration Statement, (ii) such Securities and Underlying Shares having been sold in compliance with Rule 144 or could (except with respect to affiliates of the Company within the meaning of the Securities Act) be sold in compliance with Rule 144(k), or (iii) such Securities and any Underlying Shares ceasing to be outstanding.

                  "Registration Default": See Section 3(a) hereof.
                   --------------------

                  "Registration Statement": Any registration statement of
                   ----------------------
the Company filed with the SEC pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

                  "Rule 144": Rule 144 promulgated under the Securities Act,
                   --------
as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

                  "Rule 144A": Rule 144A promulgated under the Securities
                   ---------
Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

                  "Rule 415": Rule 415 promulgated under the Securities Act,
                   ---------
as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

                  "SEC": The Securities and Exchange Commission.
                   ---

                  "Securities": See the first introductory paragraph hereto.
                   ----------

                  "Securities Act": The Securities Act of 1933, as amended,
                   --------------
and the rules and regulations of the SEC promulgated thereunder.

                  "Selling Holder": On any date, any Holder that has
                   --------------
delivered a Notice and Questionnaire to the Company on or prior to such date.

                  "Shelf Registration": See Section 2(b) hereof.
                   ------------------

                  "Shelf Registration Statement": See Section 2(b) hereof.
                   ----------------------------

                  "Subsequent Shelf Registration": See Section 2(b) hereof.
                   -----------------------------

                  "TIA": The Trust Indenture Act of 1939, as amended, and
                   ---
the rules and regulations of the SEC promulgated thereunder.

                  "Trustee": The Trustee under the Indenture.
                   -------

                  "Underlying Shares": See the second introductory paragraph
                   -----------------
hereto.

                  "Underwritten Registration" or "Underwritten Offering": A
                   -------------------------      ---------------------
registration in which securities of the Company are sold to an underwriter for reoffering to the public.

2.       Shelf Registration.
         ------------------

                  (a) Shelf Registration. The Company shall file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities (the "Initial Shelf Registration") on or prior to the Filing Date.
 --------------------------

                  The Initial Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Company shall not permit any securities other than the Registrable Securities to be included in the Initial Shelf Registration or any Subsequent Shelf Registration (as defined below).

                  The Company shall use all reasonable efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act on or prior to the Effectiveness Date and to keep such Initial Shelf Registration continuously effective under the Securities Act until the date that is two years from the Closing Date (as it may be shortened pursuant to clause

(i) or clause (ii) immediately following, the "Effectiveness Period"), or
                                               --------------------
such shorter period ending when (i) all of the Registrable Securities covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration, (ii) the date on which all the Registrable Securities (x) held by Persons who are not affiliates of the Company may be resold pursuant to Rule 144(k) under the Securities Act, or any successor provision, or (y) cease to be outstanding, or (iii) a Subsequent Shelf Registration covering all of the Registrable Securities has been declared effective under the Securities Act.

                  (b) Subsequent Shelf Registrations. If the Initial Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Company shall use all reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 45 days of such cessation of effectiveness amend the Initial Shelf Registration in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Registrable Securities (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is
 -----------------------------
filed, the Company shall use all reasonable efforts to cause the Subsequent Shelf Registration to be declared effective under the Securities Act as soon as practicable after such filing and to keep such Registration Statement continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration or any Subsequent Shelf Registration was previously continuously effective. As used herein, the term "Shelf
                                                             -----
Registration" means the Initial Shelf Registration and any Subsequent Shelf
------------
Registration and the term "Shelf Registration Statement" means any
                           ----------------------------
Registration Statement filed in connection with a Shelf Registration.

                  (c) Supplements and Amendments. The Company shall promptly supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the Holders of the majority in Amount of Registrable Securities covered by such Registration Statement or by any underwriter of such Registrable Securities.

                  (d) Notice and Questionnaire. Not less than 30 calendar days prior to the effectiveness of the Shelf Registration Statement, the Company shall mail the Notice and Questionnaire to the Holders of Registrable Securities. Each Holder agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and the related Prospectus, it will do so only in accordance with this Section 2(d) and Section 4 hereof. Each Holder wishing to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus agrees to deliver a Notice and Questionnaire to the Company at least three Business Days prior to any intended distribution of Registrable Securities under the Shelf Registration Statement. The Company shall take action to name each Selling Holder as of the date that is 10 calendar days prior to the effectiveness of the Shelf Registration Statement so that such Selling Holder is named as a selling securityholder in the Shelf Registration Statement at the time of its effectiveness and is permitted to deliver the Prospectus forming a part thereof as of such time to purchasers of such Holder's Registrable Securities in accordance with applicable law. From and after the date the Initial Shelf Registration Statement is declared effective, the Company shall, as promptly as practicable after the date a completed Notice and Questionnaire is delivered by a Selling Holder, and in any event upon the later of (x) five Business Days after such date or (y) five Business Days after the expiration of any Deferral Period (as defined in Section 3(b)) (A) in effect when the Notice and Questionnaire is delivered, or (B) put into effect within five Business Days of such delivery date:

                           (i)      if required by applicable law, file
                  with the SEC a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use all reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable, but in any event by the date (the "Amendment Effectiveness Deadline Date") that is 45 days
                   -------------------------------------
                  after the date such post-effective amendment is required by this clause to be filed;

                           (ii)     provide such Holder copies of any
                  documents filed pursuant to Section 2(d)(i); and

                           (iii)    notify such Holder as promptly as
                  practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to
                  Section 2(d)(i);

provided that if such Notice and Questionnaire is delivered during a Deferral Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses
(i), (ii) and (iii) above upon expiration of the Deferral Period. Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that has not delivered a Notice and Questionnaire to the Company in accordance with this Section 2(d).

3.       Liquidated Damages.
         ------------------

                  (a) The Company and the Initial Purchasers agree that the Holders of Registrable Securities will suffer damages if the Company fails to fulfill certain of its obligations under Section 2 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company agrees to pay liquidated damages on the Registrable Securities ("Liquidated Damages") under the circumstances and to
                         ------------------
the extent set forth below (each of which shall be given independent effect; each a "Registration Default"):
        --------------------

                           (i) if the Initial Shelf Registration is not filed on or prior to the Filing Date, then commencing on the day after the Filing Date, Liquidated Damages shall accrue on the Registrable Securities at a rate of 0.50% per annum on the Amount of Registrable Securities;

                           (ii)     if the Initial Shelf Registration is
                  not declared effective by the SEC on or prior to the Effectiveness Date, then commencing on the day after the Effectiveness Date, Liquidated Damages shall accrue on the Registrable Securities at a rate of 0.50% per annum on the Amount of Registrable Securities; and

                           (iii)    if a Shelf Registration has been
                  declared effective and such Shelf Registration ceases to be effective at any time during the Effectiveness Period (other than as permitted under Section 3(b)), then Liquidated Damages shall accrue on the Registrable Securities at a rate of 0.50% per annum on the Amount of Registrable Securities;

provided, however, that Liquidated Damages on the Registrable Securities may not accrue under more than one of the foregoing clauses (i), (ii) or (iii) at any one time; and provided further, however, that (1) upon the filing of the Initial Shelf Registration as required hereunder (in the case of clause
(a)(i) of this Section 3), (2) upon the effectiveness of the Initial Shelf Registration as required hereunder (in the case of clause (a)(ii) of this Section 3), or (3) upon the effectiveness of a Shelf Registration which had ceased to remain effective (in the case of (a)(iii) of this Section 3), Liquidated Damages on the Registrable Securities as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

                  (b) Notwithstanding paragraph (a) of this Section 3, the Company shall be permitted to suspend the effectiveness of a Registration Statement covering the Registrable Securities for reasons relating to pending corporate developments and public filings with the SEC and similar events for up to 30 consecutive days (the "Deferral Period") in
                                                       ---------------
any 90-day period, for a total of not more than 90 days in any 12-month period, without paying Liquidated Damages.

                  (c) So long as Securities remain outstanding, the Company shall notify the Trustee within two Business Days after each and every date on which an event occurs in respect of which Liquidated Damages is required to be paid. Any amounts of Liquidated Damages due pursuant to clause (a)(i), (a)(ii) or (a)(iii) of this Section 3 will be payable in cash semi-annually on each May 16 and November 16 (each, a "Damages Payment
                                                       ---------------
Date"), commencing with the first such date occurring after any such
----
Liquidated Damages commences to accrue, to Holders to whom regular interest is payable on such Damages Payment Date, with respect to Securities that are Registrable Securities, and to Persons that are registered Holders on the May 1 or November 1 immediately prior to a Damages Payment Date with respect to Underlying Shares that are Registrable Securities. The amount of Liquidated Damages for Registrable Securities will be determined by multiplying the applicable rate of Liquidated Damages by the Amount of Registrable Securities outstanding on the Damages Payment Date following such Registration Default in the case of the first such payment of Liquidated Damages with respect to a Registration Default (and thereafter at the next succeeding Damages Payment Date until the cure of such Registration Default), multiplied by a fraction, the numerator of which is the number of days such Liquidated Damages rate was applicable during such period, and the denominator of which is 360.

4.       Registration Procedures.
         -----------------------

                  In connection with the filing of any Registration Statement pursuant to Section 2 hereof, the Company shall effect such registration to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Company hereunder the Company shall:

                  (a) Prepare and file with the SEC, on or prior to the Filing Date, a Registration Statement or Registration Statements as prescribed by Section 2 hereof, and use all reasonable efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to and afford a single counsel representing the Holders (chosen in accordance with Section 5(b)) of the Registrable Securities covered by such Registration Statement and the managing underwriter or underwriters, if any, a reasonable opportunity to review copies of all such documents proposed to be filed (in each case, where possible, at least five Business Days prior to such filing, or such later date as is reasonable under the circumstances). The Company shall not file any Registration Statement or Prospectus or any amendments or supplements thereto if the counsel for Holders of Registrable Securities covered by such Registration Statement or the managing underwriter or underwriters, if any, shall reasonably object.

                  (b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented. Except as permitted in Section 3(b), the Company shall be deemed not to have used all reasonable efforts to keep a Registration Statement effective during the Effectiveness Period if it voluntarily takes any action that would result in Selling Holders of the Registrable Securities covered thereby not being able to sell such Registrable Securities during that period unless such action is required by applicable law or unless the Company complies with this Agreement, including without limitation the provisions of Section 4(k) hereof.

                  (c) Notify the Selling Holders, a single counsel to such Holders (chosen in accordance with Section 5(b)) and the managing underwriter or underwriters, if any, promptly (but in any event within two Business Days), (i) when a Prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Company, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) of a determination by the Company that a post-effective amendment to a Registration Statement would be appropriate.

                  (d) Use all reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus and, if any such order is issued, to use all reasonable efforts to obtain the withdrawal of any such order at the earliest possible moment, and provide immediate notice to the Selling Holders and the managing underwriter or underwriters, if any, of the withdrawal of any such order.

                  (e) If requested by the managing underwriter or underwriters, if any, or the Holders of the majority in Amount of Registrable Securities being sold in connection with an underwritten offering (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters (if any), or such Holders reasonably determine is necessary to be included therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment and
(iii) supplement or make amendments to such Registration Statement.

                  (f) Furnish to each Selling Holder, a single counsel to such Holders (chosen in accordance with Section 5(b)) and the managing underwriter or underwriters, if any, at the sole expense of the Company, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

                  (g) Deliver to each Selling Holder, a single counsel to such Holders (chosen in accordance with Section 5(b)) and the managing underwriter or underwriters, if any, at the sole expense of the Company, as many copies of the Prospectus (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the second paragraph of Section 4(s) hereof, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Selling Holders of Registrable Securities and the managing underwriter or underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

                  (h) Prior to any public offering of Registrable Securities, to use all reasonable efforts to register or qualify, to the extent required by applicable law, and to cooperate with the Selling Holders and the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities or offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, or the managing underwriter or underwriters, if any, reasonably request; provided, however, that where Registrable Securities are offered other than through an underwritten offering, the Company agrees to cause the Company's counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 4(h), keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

                  (i) Cooperate with the Selling Holders and the managing underwriter or underwriters, if any, and their respective counsel to facilitate the timely preparation and delivery of certificates representing shares of Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such shares of Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request.

                  (j) Use all reasonable efforts to cause the Registrable Securities covered by any Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the Selling Holder or Holders thereof or the managing underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities, except as may be required solely as a consequence of the nature of such selling Holder's business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

                  (k) Upon the occurrence of any event contemplated by paragraph 4(c)(ii), 4(c)(iii) or 4(c)(iv) hereof, as promptly as practicable prepare and (subject to Section 4(a) hereof) file with the SEC, at the sole expense of the Company, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (l) Prior to the effective date of the first Registration Statement relating to the Registrable Securities, (i) provide the Trustee with certificates for the Registrable Securities in form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Securities.

                  (m) In connection with any underwritten offering of Registrable Securities, enter into an underwriting agreement as is customary in underwritten offerings of securities similar to the Registrable Securities and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Securities and, in such connection, (i) make such representations and warranties to, and covenants with, the managing underwriter or underwriters with respect to the business of the Company and its subsidiaries (including any acquired business, properties or entity, if applicable) and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of securities similar to the Registrable Securities and confirm the same in writing if and when requested; (ii) obtain the written opinion of counsel to the Company and written updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the managing underwriter or underwriters covering the matters customarily covered in opinions requested in underwritten offerings of securities similar to the Registrable Securities and such other matters as may be reasonably requested by the managing underwriter or underwriters; and (iii) obtain "cold comfort" letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings of securities similar to the Registrable Securities and such other matters as reasonably requested by the managing underwriter or underwriters as permitted by the Statement on Auditing Standards No. 72 or a successor pronouncement. The above shall be done as and to the extent required by such underwriting agreement.

                  (n) Make available for inspection by any Selling Holder of such Registrable Securities being sold, any managing underwriter or underwriters participating in any such disposition of Registrable Securities, if any, and any attorney, accountant or other agent retained by any such Selling Holder or underwriter (collectively, the "Inspectors"), at
                                                           ----------
the offices where normally kept, during reasonable business hours at such time or times as shall be mutually convenient for the Company and the Inspectors as a group, all financial and other records, pertinent corporate documents and instruments of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise
     -------
any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and any Records that it notifies the Inspectors are confidential shall not be disclosed by any Inspector unless (i) the disclosure of such Records is necessary to avoid or correct a material misstatement or material omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such information is, in the opinion of counsel for any Inspector, necessary or advisable in connection with any action, claim, suit or proceeding, directly involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement or any transactions contemplated hereby or arising hereunder or (iv) the information in such Records has been made generally available to the public other than through the acts of such Inspector; provided, however, that prior notice shall be provided as soon as practicable to the Company of the potential disclosure of any information by such Inspector pursuant to clause (ii) or (iii) of this sentence to permit the Company to obtain a protective order (or waive the provisions of this paragraph (n)). Each Inspector shall take such actions as are reasonably necessary to protect the confidentiality of such information (if practicable) to the extent such actions are otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of the Holder or any Inspector, unless and until such information in such Records has been made generally available to the public other than as a result of a breach of this Agreement.

                  (o) Provide (i) the Holders of the Registrable Securities to be included in such Registration Statement and not more than one counsel for all the Holders of such Registrable Securities chosen in accordance with Section 5(b), (ii) the managing underwriter or underwriters (which term, for purposes of this Registration Rights Agreement, shall include a Person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act), if any, thereof, (iii) the sales or placement agent, if any, thereof, and (iv) one counsel for such underwriters or agents, reasonable opportunity to participate in the preparation of such Registration Statement, each prospectus included therein or filed with the SEC, and each amendment or supplement thereto.

                  (p) Comply with all applicable rules and regulations of the SEC and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

                  (q) Cooperate with each Selling Holder of Registrable Securities covered by any Registration Statement and the managing underwriter or underwriters, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with NASD, Inc. (the "NASD"), including, if
                                                      ----
the Conduct Rules of the NASD or any successor thereto as amended from time to time so require, engaging a "qualified independent underwriter" ("QIU")
                                                                     ---
as contemplated therein and making Records available to such QIU as though it were a participating underwriter for the purposes of Section 4(n) and otherwise applying the provisions of this Agreement to such QIU (including indemnification) as though it were a participating underwriter.

                  (r) Cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement relating to the Registrable Securities; and in connection therewith, cooperate with the Trustee and the Holders of the Registrable Securities and their respective counsel to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use all reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner.

                  (s) Use all reasonable efforts to take all other steps necessary or advisable to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby.

                  Each Holder agrees, by acquisition of the Registrable Securities, that no Holder shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 2(d) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Selling Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Selling Holder not misleading and any other information regarding such Selling Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Holder or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.

                  The Company may require each Selling Holder of Registrable Securities as to which any registration is being effected to furnish to the Company such additional information regarding such Holder and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request to the extent necessary or advisable to comply with the Securities Act. The Company may exclude from such registration the Registrable Securities of any Selling Holder if such Holder fails to furnish such additional information within 20 Business Days after receiving such request. Each Selling Holder as to which any Shelf Registration is being effected agrees to furnish promptly to the Company all information required to be disclosed so that the information previously furnished to the Company by such Holder is not materially misleading and does not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

                  Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon actual receipt of any notice from the Company of the Company suspending the effectiveness of the Registration Statement pursuant to Section 3(b) hereof, or upon the happening of any event of the kind described in Section 4(c)(ii), 4(c)(iii) or 4(c)(iv) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(k) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto.

5.       Registration Expenses.
         ---------------------

                  (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities and, if requested by a Selling Holder or an underwriter, determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as provided in Section 4(h) hereof), (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) fees and disbursements of all independent certified public accountants referred to in Section 4(m)(iii) hereof (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) Securities Act liability insurance, if the Company desires such insurance, (vii) fees and expenses of all other Persons retained by the Company, (viii) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties), (ix) the expense of any annual audit, (x) the fees and expenses incurred in connection with the listing of the Securities to be registered on any securities exchange, if applicable, and (xi) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements and any other documents necessary in order to comply with this Agreement. Notwithstanding anything in this Agreement to the contrary, each Holder shall pay all underwriting discounts and brokerage commissions with respect to any Registrable Securities sold by it, and the Company shall not be responsible for the fees and expenses of any counsel for the managing underwriter or underwriters, if any.

                  (b) The Company shall reimburse the Holders of the Registrable Securities being registered in a Shelf Registration for the reasonable fees and disbursements of not more than one counsel chosen (i) by the Holders of a majority in Amount of Registrable Securities to be included in such Registration Statement or (ii) if Holders of a majority in Amount of Registered Securities to be included in such Registration Statement have not so designated, by the Representatives.

6.       Indemnification.
         ---------------

                  The Company agrees to indemnify and hold harmless (i) each Holder (which, for the absence of doubt, for purposes of this Section 6 shall include the Initial Purchasers), (ii) each

Person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a "Controlling Person"), (iii) the respective officers, directors, partners,
 ------------------
employees, representatives and agents of any Holder (including any predecessor holder) or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified
                                                                -----------
Holder"), against any losses, claims, damages or liabilities to which such
------
Indemnified Holder may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, Prospectus, or any document filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and incorporated by reference in the Registration Statement or Prospectus, and any amendment or supplement thereto or any related preliminary prospectus or
(B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances in which they were made; provided, however, that the Company will not be liable under this paragraph,
(x) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in any such Registration Statement or Prospectus, or any amendment or supplement thereto or any related preliminary prospectus in reliance upon and in conformity with written information relating to any Holder furnished to the Company by or on behalf of such Holder specifically for use in therein or (y) with respect to any untrue statement or alleged untrue statement, or omission or alleged omission made in any preliminary prospectus if the person asserting any such loss, claim, damage or liability who purchased Registrable Securities which are the subject thereof did not receive a copy of the Prospectus (or of the preliminary prospectus as then amended or supplemented if the Company shall have furnished such Indemnified Holder with such amendment or supplement thereto on a timely basis) at or prior to the written confirmation of the sale of such Registrable Securities to such person and, in any case where such delivery is required by applicable law and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in such preliminary prospectus was corrected in the Prospectus (or the preliminary prospectus as then amended or supplemented if the Company shall have furnished such Indemnified Holder with such amendment or supplement thereto on a timely basis). The Company shall notify such Indemnified Holder promptly, after the Company becomes aware, of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement which involves the Company or such Indemnified Holder.

                  The Company agrees to reimburse each Indemnified Holder upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Indemnified Holder in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Registrable Securities, whether or not such Indemnified Holder is a party to any action or proceeding. In the event that it is finally judicially determined that an Indemnified Holder was not entitled to receive payments for legal and other expenses pursuant to this paragraph, such Indemnified Holder will promptly return all sums that had been advanced pursuant hereto.

                  Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers and each Person who controls the Company (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as the indemnity provided in the first paragraph of this Section 6 from the Company to each Holder, but only with reference to such losses, claims, damages or liabilities which are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to a Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement or Prospectus, or any amendment or supplement thereto or any related preliminary prospectus.

                  In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either of the first and third paragraphs of this Section 6, such Person (the "Indemnified Person") shall promptly
                                     ------------------
notify the Person or Persons against whom such indemnity may be sought (each an "Indemnifying Person") in writing. No indemnification provided for in the
    -------------------
first or third paragraphs of this Section 6 shall be available to any Person who shall have failed to give notice as provided in this paragraph if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the Indemnifying Person or Persons from any liability which it or they may have to the Indemnified Person for contribution or otherwise than on account of the provisions of the first and third paragraphs of this Section 6. In case any such proceeding shall be brought against any Indemnified Person and it shall notify the Indemnifying Person of the commencement thereof, the Indemnifying Person shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other Indemnifying Person similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the Indemnifying Person shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the Indemnified Person in the event
(i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the Indemnifying Person shall have failed to assume the defense and employ counsel reasonably acceptable to the Indemnified Person within a reasonable period of time after notice of commencement of the action. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such Indemnified Persons. Such firm shall be designated in writing by Holders of a majority in Amount of Registrable Securities in the case of parties indemnified pursuant to the first paragraph of this Section 6 and by the Company in the case of parties indemnified pursuant to the third paragraph of this Section 6. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify the Indemnified Person from and against any loss or liability by reason of such settlement or judgment. In addition, the Indemnifying Person will not, without the prior written consent of the Indemnified Person, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Person from all liability arising out of such claim, action or proceeding.

                  To the extent the indemnification provided for in this
Section 6 is unavailable to or insufficient to hold harmless an Indemnified Person under the first or third paragraph of this Section 6 in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, except by reason of the exceptions set forth in the first or third paragraphs of this Section 6 or the failure of the Indemnified Person to give notice as required in the fourth paragraph of this Section 6, then each Indemnifying Person shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Person on the one hand and the Indemnified Person on the other hand from the offering of the Securities pursuant to the Purchase Agreement and the Registrable Securities pursuant to any Shelf Registration. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each Indemnifying Person shall contribute to such amount paid or payable by such Indemnified Person in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Indemnifying Person on the one hand and the Indemnified Person on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and any Indemnified Holder on the other shall be deemed to be in the same proportion as the total net proceeds (before deducting expenses) received by the Company from the offering and sale of the Securities bear to the total net proceeds received by such Indemnified Holder from sales of Registrable Securities giving rise to such obligations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Indemnified Holder on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to the immediately preceding paragraph of this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to in the immediately preceding paragraph shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim or enforcing any rights hereunder. Notwithstanding the provisions of this paragraph and the immediately preceding paragraph of this
Section 6, (i) in no event shall any Holder be required to contribute any amount in excess of the amount by which the net proceeds received by such Holder from the offering or sale of the Registrable Securities pursuant to a Shelf Registration Statement exceeds the amount of damages which such Holder would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  Except as otherwise provided in this Section 6, any losses, claims, damages, liabilities or expenses for which an Indemnified Person is entitled to indemnification or contribution under this Section 6 shall be paid by the Indemnifying Person to the Indemnified Person as such losses, claims, damages, liabilities or expenses are incurred.

                  The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

                  The indemnity and contribution agreements contained in this Section 6 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or any Person controlling any Holder or by or on behalf of the Company, its officers or directors or any other Person controlling any of the Company and (iii) acceptance of and payment for any of the Registrable Securities.

7.       Rules 144 and 144A.
         ------------------

                  The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, for so long as any Registrable Securities remain outstanding, if at any time the Company is not required to file such reports, it will, upon the request of any Holder or beneficial owner of Registrable Securities, make available such information necessary to permit sales pursuant to Rule 144A under the Securities Act. The Company further covenants that, for so long as any Registrable Securities remain outstanding, it will use all reasonable efforts to take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144(k) and Rule 144A under the Securities Act, as such rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

8.       Underwritten Registrations.
         --------------------------

                  If any of the Registrable Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by, and the underwriting arrangements with respect thereto will be approved by, the Company; provided, however, that such investment bankers and managers and underwriting arrangements must be reasonably satisfactory to the Holders of the majority in Amount of Registrable Securities to be included in such offering.

                  No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

9.       Miscellaneous.
         -------------

                  (a) No Inconsistent Agreements. The Company has not, as of the date hereof, and the Company shall not, after the date of this Agreement, enter into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

                  (b) Adjustments Affecting Registrable Securities. The Company shall not, directly or indirectly, take any action with respect to the Registrable Securities as a class that would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

                  (c) Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if the Company fails to perform any of its obligations hereunder and that the Purchaser and the Holders from time to time may be irreparably harmed by any such failure, and accordingly agree that the Purchaser and such Holders, in addition to any other remedy to which they may be entitled at law or in equity and without limiting the remedies available to the Selling Holders under Section 3(a) hereof, shall, at any time the Securities are convertible into Underlying Shares be entitled to compel specific performance of the obligations of the Company under this Agreement in accordance with the terms and conditions of this Agreement, in any court of the United States or any State thereof having jurisdiction.

                  (d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Company and the Holders of not less than the majority in Amount of Registrable Securities; provided, however, that Section 6 and this Section 9(c) may not be amended, modified or supplemented without the prior written consent of the Company and each Holder (including, in the case of an amendment, modification or supplement of Section 6, any Person who was a Holder of Registrable Securities disposed of pursuant to any Registration Statement). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Securities may be given by Holders of at least a majority in Amount of the Registrable Securities being sold by such Holders pursuant to such Registration Statement.

                  (e) Notices. All notices and other communications (including without limitation any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile:

                           (1) if to a Holder of Registrable Securities, at the most current address of such Holder set forth on the records of the registrar under the Indenture, in the case of Holders of Securities, and the stock ledger of the Company, in the case of Holders of common stock of the Company, unless, in either such case, any Holder shall have provided notice information in a Notice and Questionnaire or any amendment thereto, in which case such information shall control.

                           (2)      if to the Initial Purchasers:

                                    Deutsche Bank Securities Inc.
                                    31 West 52nd Street
                                    New York, New York 10019
                                    Facsimile No.: (212) 469-3665
                                    Attention: General Counsel

                            (3)     if to the Company:

                                    K-V Pharmaceutical Company
                                    2503 South Hanley Road
                                    St. Louis, Missouri  63144
                                    Facsimile No.: (314) 770-0203
                                    Attention: Chief Financial Officer

                           with copies to:

                                    Thompson Coburn LLP
                                    One U.S. Bank Plaza
                                    St. Louis, Missouri 63101
                                    Facsimile No.: (314) 552-7000
                                    Attention: Thomas Litz

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier; and when the addressor receives facsimile confirmation, if sent by facsimile during normal business hours, and otherwise on the next Business Day during normal business hours.

                  (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including the Holders; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and except to the extent such successor or assign holds Registrable Securities.

                  (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (i) Governing Law. This agreement shall be governed by and construed in accordance with the laws of the state of New York, as applied to contracts made and performed wholly within the state of New York, without regard to principles of conflicts of law. Each of the parties hereto agrees to submit to the non-exclusive jurisdiction of the federal and New York state courts sitting in Manhattan, New York City, the State of New
York, in any action or proceeding arising out of or relating to this Agreement.

                  (j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                  (k) Securities Held by the Company or Its Affiliates. Whenever the consent or approval of Holders of a specified percentage in Amount of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  (l) Third-Party Beneficiaries. Holders of Registrable Securities are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Persons.

                  (m) Entire Agreement. This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Initial Purchasers on the one hand and the Company on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

                  IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                                        K-V PHARMACEUTICAL COMPANY


                                        By: /s/ Gerald R. Mitchell
                                           ------------------------------------
                                           Name: Gerald R. Mitchell
                                           Title: Vice President, Treasurer and
                                                  Chief Financial Officer





The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

DEUTSCHE BANK SECURITIES INC.


By: /s/ Frank Comas
    ---------------------------------
    Name: Frank Comas
    Title: Managing Director

For itself and the other Initial
Purchasers named in Schedule A to the
Purchase Agreement